LOCK-UP AGREEMENT

     AGREEMENT, by and between TEL-ONE, INC., a Florida corporation (the "Company"), and the undersigned holders of shares of the Company (the "Holders").
                         W  I  T  N  E  S  S  E  T  H  :

     WHEREAS, the Company previously issued to the Holders certain Shares of Tel-One which have been incorporated and registered in a SB-2 registration ("Registered Shares");

     WHEREAS, the Company desires to secure the commitment of the Holders to "lock-up" the shares issuable in connection with the SB-2 registration for the period described herein;

     WHEREAS, the Holders are willing and able to "lock-up" the underlying shares of common stock in exchange for the registration of said shares (the "Lock-Up Shares") as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises herein, the parties hereto agree as follows:

     1.     Lock-Up  of  Shares.  The  Holders agree that they will not, without
            -------------------
the prior written consent of the Company, seek the sale of any of the Registered Shares of common stock underlying the SB-2 Registration prior to the complete sale of all 1,000,000 shares of Tel-One registered by the Company (the "Lock-Up Period").

     2.     Prior  Agreements  Confirmed.  The  Company  and the Holders confirm
            ----------------------------
their obligations under the agreements dated November 7, 2000 pursuant to which the Company has issued the Registered Shares.

     3.     Miscellaneous.  (a)  This Agreement may not be changed or terminated
            -------------
except  by  written  agreement  among  the  parties  hereto.

          (b) This Agreement shall be binding on the parties hereto and on their personal representatives and permitted assigns.

          (c) This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings between the parties with respect thereto.

          (d) This Agreement shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

           (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida. The federal and state courts sitting in the Hillsborough County, Florida shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.


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          (f)     Each  party  hereto  shall be responsible for its own expenses with  regard  to  the  negotiation  and  execution  of  this  Agreement.

          (h) The Company may waive, in writing, the lock-up requirements of paragraph 1 with respect to part or all of the Registered Shares on any one or more occasions. Any such waiver shall be binding upon the Company but shall not be construed as a waiver of any other lock-up requirements or other provisions of this Agreement unless expressly provided for in writing.

          (i) If one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date set forth below.

DATED:  DECEMBER  7,  2000                     TEL-ONE,  INC.

                                               Signature:/s/  W.  Kris  Brown
                                                         ---------------------

                                               By:  W.  Kris  Brown
                                               --------------------
                                               Title:  President
HOLDER:
Name:  GLC  CARA,  Inc.
       ----------------
Address:3818  S.  Nine  Drive                  NO. OF LOCK-UP SHARES:1,000,000
                                                                     ---------
Valrico,  Florida  33594                       Signature:/s/ Leonora Carapella
                                                         ---------------------
Fax  No.  813-684-8746                         Title:President

HOLDER:
Name:SEB  CAPITAL,  Inc.
Address:  13014  N.  Dale  Mabry               NO.  OF  LOCK-UP SHARES:1,000,000
                                                                       ---------
Tampa,  Florida  33618                         Signature:/s/  Sally  Lipstein
                                                         --------------------
Fax  No.  _____________________                Title:President
                                                    ---------


HOLDER:
Name:W.  Kris  Brown
     ---------------
Address:_____________________                  NO.OF  LOCK-UP  SHARES:1,000,000
                                                                   ---------
____________________________                   Signature:  /s/  W.  Kris  Brown
                                                           --------------------
Fax  No.  _____________________                Title:_President
                                                      ---------


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